UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Harbor Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 240.0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 240.0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Mar Vista Investment Partners, LLC

11150 Santa Monica Blvd., Suite 320

Los Angeles, California 90025

Harbor Strategic Growth Fund Reorganization	March 28, 2022

Harbor Capital Advisors, Inc. (“Harbor Capital”), the investment adviser to the Harbor Strategic Growth Fund (the “Fund”), a series of Harbor Funds, recommended that the Board of Trustees of Harbor Funds approve the reorganization of the Fund into the Mar Vista Strategic Growth Fund (the “Acquiring Fund”), a newly-created series of Manager Directed Portfolios (“MDP”). On March 15, 2022, after careful consideration, the Harbor Funds Board of Trustees approved the proposed reorganization (the “Reorganization”), which is subject to shareholder approval. A supplement to the Fund’s registration statement announcing the proposed reorganization was filed on March 18, 2022. The Harbor Funds Board of Trustees will call a meeting of shareholders of the Fund at which shareholders will be asked to consider and vote on the agreement and plan of reorganization (the “Plan”) with respect to the Fund. The shareholder meeting is expected to take place in June 2022. Shareholders of record will receive a combined proxy statement/prospectus prior to the meeting, which will provide further details about the Acquiring Fund, the meeting and the Reorganization.

FAQs REGARDING THE REORGANIZATION

Can you explain the proposed reorganization?

If shareholders of the Fund approve the Reorganization, your shares would be exchanged for shares of the Acquiring Fund equal in value to the shares of the Fund that you hold. The Reorganization is expected to close on or about July 25, 2022. Under the terms of the Plan, the Fund will transfer all of its assets and existing, known liabilities to the Acquiring Fund in exchange for shares of the Acquiring Fund. Institutional Class, Investor Class and Retirement Class shareholders of the Fund will receive shares of equivalent share classes of the Acquiring Fund. Administrative Class shares of the Fund will be converted to Institutional Class shares of the Fund at the time of or shortly prior to the closing of the Reorganization. Administrative Class shareholders will receive Institutional Class shares of the Acquiring Fund. The Reorganization will not affect the value of your account in the Fund at the time of the Reorganization. The Reorganization is expected to be treated as a tax-free reorganization for U.S. federal tax purposes. Mar Vista Investment Partners, LLC (“Mar Vista”), subadviser to the Fund, has agreed to cover all costs associated with the proposed Reorganization (except that certain brokerage and transaction costs may be incurred by the Funds).

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY

How does the Acquiring Fund compare to the Fund?

Harbor Capital serves as the investment adviser and Mar Vista serves as the investment subadviser to the Fund. Mar Vista will be the primary investment adviser to the Acquiring Fund and the same portfolio managers will be responsible for the day-to-day management of the Acquiring Fund. The investment objective and principal investment strategies of the Acquiring Fund are identical to those of the Fund, and the investment policies of the Acquiring Fund and the Fund are substantially similar. The investment advisory fee payable by the Acquiring Fund to Mar Vista is identical to the investment advisory fee currently payable to Harbor Capital by the Fund. As a result of the proposed Reorganization and after any applicable expense waivers and reimbursements, shareholders of the Fund’s Institutional Class, Retirement Class, Administrative Class and Investor Class can expect to experience the same or lower net expenses as a percentage of average daily net assets as Institutional Shares, Retirement Shares and Investor Shares shareholders, as applicable, in the Acquiring Fund after the Reorganization. Below is a comparison of the Funds’ investment advisers, subadviser and other service providers.

	Fund	Acquiring Fund
Investment Adviser	Harbor Capital Advisors, Inc.	Mar Vista Investment Partners, LLC

Subadviser	Mar Vista Investment Partners, LLC	None.

Independent Registered Public Accounting Firm	Ernst & Young LLP	BBD, LLP

Legal Counsel	Dechert LLP	Godfrey & Kahn, S.C.

Custodian	State Street Bank and Trust Company	U.S. Bank N.A.

Administrator	Harbor Capital Advisors, Inc.	U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”)

Transfer Agent	Harbor Services Group, Inc.	Fund Services

Distributor	Harbor Funds Distributors, Inc.	Foreside Fund Services, LLC

Compliance Services	An employee of Harbor Capital Advisors, Inc. serves as the Harbor Funds’ Chief Compliance Officer	An employee of Vigilant Compliance, LLC serves as MDP’s Chief Compliance Officer

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY

What is the history of the Fund?

The Acquiring Fund is a newly organized series of MDP and has no operating history. However, the Fund is the successor to another fund, the Roxbury/Mar Vista Strategic Growth Fund (the “Original Mar Vista Fund”), which commenced operations as a series of The Roxbury Funds (now known as Manager Directed Portfolios) on November 1, 2011, with a single Institutional Class of shares. Mar Vista served as the Original Mar Vista Fund’s subadviser and Roxbury Capital Management, LLC (“Roxbury”), served as the investment adviser to the Original Mar Vista Fund from its inception until January 20, 2015. Mar Vista replaced Roxbury as the primary investment adviser to the Original Mar Vista Fund effective January 20, 2015 and the Fund was renamed the Mar Vista Strategic Growth Fund, effective April 9, 2015. Mar Vista proposed the reorganization of the Original Mar Vista Fund into the Fund to the Board of Trustees of MDP in 2016 because of the limited asset base of the Original Mar Vista Fund at that time and the potential for the Fund to achieve asset growth through Harbor Capital’s broader distribution markets, among other factors. Harbor Capital became the investment adviser to the Fund and Mar Vista became the investment sub-adviser to the Fund upon closing of that reorganization in 2017.

Why did Mar Vista propose the Reorganization?

Mar Vista proposed the Reorganization because it believes the Reorganization will benefit the Fund and its shareholders. In 2021, Mar Vista determined that it wished to become the primary investment adviser to the Fund and proposed to Harbor Capital the reorganization of the Fund back into MDP, into a newly organized shell series of MDP. Mar Vista has recently entered into a partnership with Diffractive Managers Group (“DMG”) whereby DMG will provide distribution and marketing services to Mar Vista, including with respect to the Acquiring Fund. In addition, Mar Vista was familiar with MDP and its service providers from when the predecessor Fund was a series of MDP, and believes that the Fund and its shareholder will benefit from reorganizing back into MDP. Mar Vista believes that each of the service providers to the Acquiring Fund has strong capabilities and the ability to provide a high level of services for the Acquiring Fund following the Reorganization.

Who are the Trustees and Officers of the Acquiring Fund?

The Board of MDP is comprised of four trustees, all of whom are independent trustees. Their biographical information and qualifications are as follows.

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY

Name, Year of Birth and Address(1)	Position(s) Held with MDP and Length of Time Served(2)	Principal Occupation(s) During the Past Five Years	Number of Funds in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past Five Years

INDEPENDENT TRUSTEES

Gaylord B. Lyman (Born 1962)	Trustee and Audit Committee Chairman, since April 2015	Senior Portfolio Manager, Affinity Investment Advisors, LLC, since 2017; Managing Director of Kohala Capital Partners, LLC, (2011 – 2016).	10	None

Scott Craven Jones (Born 1962)	Trustee since July 2016 and Lead Independent Trustee since May 2017	Managing Director, Carne Global Financial Services (US) LLC (a provider of independent governance and distribution support for the asset management industry), since 2013; Interim Managing Director, Park Agency, Inc., since 2020.	10	Trustee, Madison Funds, since 2019 (15 portfolios); Trustee, XAI Octagon Floating Rate & Alternative Income Term Trust, since 2017 (2 portfolios).

Lawrence T. Greenberg (Born 1963)	Trustee since July 2016	Senior Vice President and Chief Legal Officer, The Motley Fool Holdings, Inc., since 1996; Venture Partner and General Counsel, Motley Fool Ventures LP, since 2018; Adjunct Professor, Washington College of Law, American University, since 2006; General Counsel, Motley Fool Asset Management, LLC (2008 – 2018); Manager, Motley Fool Wealth Management, LLC (2013 – 2018).	10	None

James R. Schoenike (Born 1959)	Trustee since July 2016(4)	Retired. Distribution Consultant (2018 – 2021); President and CEO, Board of Managers, Quasar Distributors, LLC (2013 – 2018).	10	None

(1)	The address of each Trustee as it relates to MDP’s business is c/o U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, WI 53202.
(2)	Each Trustee serves during the continued lifetime of MDP until he dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed.
(3)	MDP currently has 9 active portfolios in addition to the Fund, which will commence operations as a series of MDP as of the closing of the Reorganization.
(4)

Prior to January 1, 2021, Mr. Schoenike was considered to be an “interested person” of the Fund by virtue of his previous position as President of Quasar Distributors, LLC, (“Quasar”), the distributor to several series of MDP.

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY

The officers of MDP, including their qualifications and biographical information are as follows.

Name, Year of Birth and Address	Position(s) Held with MDP and Length of Time Served(3)	Principal Occupation(s) During the Past Five Years

OFFICERS

Scott M. Ostrowski(1) (Born 1980)	President and Principal Executive Officer, since August 10, 2021	Senior Vice President, Compliance and Administration, Fund Services, since 2006

Alyssa M. Bernard(1) (Born 1988)	Vice President since May 11, 2021; and Secretary, since August 20, 2019	Vice President, Compliance and Administration, Fund Services, since 2021; Assistant Vice President, Compliance and Administration, Fund Services, 2018-2021; Attorney, Mutual Fund Disclosure, Waddell & Reed Financial, Inc., 2017-2018; Attorney, Corporate Governance, American Century Companies, Inc., 2014-2017

Justin Dausch(2) (Born 1989)	Chief Compliance Officer and Anti-Money Laundering Compliance Officer, since January 1, 2020	Managing Director, Vigilant, since 2017; Compliance Associate, HSBC (investment banking company), 2015-2017

Matthew J. McVoy(1) (Born 1980)	Vice President, since May 11, 2021; , Treasurer, and Principal Financial Officer, since July 1, 2016(4)	Assistant Vice President, Compliance and Administration, Fund Services, since 2005

Colton W. Scarmardo(1) (Born 1997)	Assistant Treasurer, since May 11, 2021	Fund Administrator, Compliance and Administration, Fund Services, since 2019; Business Administration Student, 2015-2019

Isabella K. Zoller(1) (Born 1994)	Assistant Secretary, since February 15, 2022	Assistant Vice President, U.S. Bancorp Fund Services, LLC (since 2021); Regulatory Administration Attorney, U.S. Bancorp Fund Services, LLC (since 2019); Regulatory Administration Intern, U.S. Bancorp Fund Services, LLC (2018–2019); Law Student (2016–2019).

(1)	The mailing address of this officer is: 615 East Michigan Street, Milwaukee, Wisconsin 53202.
(2)	The mailing address of this officer is: 223 Wilmington West Chester Pike, Suite 216, Chadds Ford, Pennsylvania 19317.
(3)	Each officer is elected annually and serves until his or her successor has been duly elected and qualified.
(4)	Mr. McVoy and Ms. Bernard have served as Vice Presidents of MDP, in addition to their other positions held with MDP, since May 11, 2021.

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY

Important Additional Information and Where to Find It

Harbor Funds, its trustees and officers are deemed to be participants in the solicitation of proxies from the Fund’s shareholders in connection with the matters to be considered at the meeting of shareholders described herein. Information regarding the names of the trustees and officers of Harbor Funds, and their interests in the Fund by security holdings or otherwise, can be found in the most recent statement of additional information of the Fund, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2022. Investors are urged to read the relevant documents to be filed with the SEC (including the registration statement on Form N-14 for MDP, containing the combined proxy statement/prospectus for the Reorganization) because they contain important information. The combined proxy statement/prospectus relating to the Reorganization will be mailed to shareholders of the Fund and shareholders of the Fund will be able to obtain a copy for free from the SEC at www.sec.gov or by calling the Fund at 1-800-422-1050.

FOR MAR VISTA INVESTMENT PARTNERS, LLC INTERNAL USE ONLY